Sheet1

ML Variable Series Funds, Inc.
Series Number: 1
File Number: 811-3290
CIK Number: 355916
Reserve Assets Fund
For the Period Ending: 12/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended December 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

02/09/2000	$ 500	Student Loan Marketing	5.00%	08/23/2001
03/10/2000	500	Federal National Mortgage Assoc.	5.00	09/17/2001
09/06/2000	200	Student Loan Marketing	5.00	03/18/2002
ML Variable Series Funds, Inc.
Series Number: 1
File Number: 811-3290
CIK Number: 355916
Reserve Assets Fund
For the Period Ending: 12/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the year ended December 31, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

02/09/2000	$ 500	Student Loan Marketing	5.00%	08/23/2001
03/10/2000	500	Federal National Mortgage Assoc.	5.00	09/17/2001
Due
Date

Last Updated on 02/28/2001
By Win95 User